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租赁厂房、宿舍协议

甲方：大岭山镇矮岭冚村委会第十经济合作社

乙方：东莞新川塑胶制品有限公司

为发展经济，甲乙双方本着友好合作互惠互利的原则，以达到双赢的目的，现就租赁厂房、宿舍及配套设施的有关事宜达成如下协议，以共同遵守执行。

一、租赁地点：

甲方愿意在有偿使用条件下，将自建在向东工业区（即十队围面前）的厂房一幢三层，宿舍一幢五层，配电房二层、门卫室一层共约 12000 平方米，租赁给乙方作五金塑胶制品生产工场使用。

二、租赁时间：

经双方协定租赁期为八年（2007 年 12 月 1 日至 2015 年 11 月 30 日）。其中 2007 年 12 月 1 日至 2011 年 11 月 30 是乙方必定租用期，2011 年 12 月 1 日至 2015 年 11 月 30 日乙方是否租用由乙方决定。

三、租金计收方法：

租金从 2007 年 12 月 1 日起计收，头四年(2007 年 12 月 1 日至 2011 年 11 月 30 日)租金按每月 100000 元人民币计收（国家征用租赁税由甲乙双方各负责 50%）。2011 年 12 月 1 日至 2015 年 11 月 30 日如乙方继续租用，厂房、宿舍及配套设施等建筑物每月租金按 108000 元人民币计收，（国家征用的租赁税

由甲乙双方各负责 50%)。

三、厂房、宿舍于 2007 年 9 月 1 日交付给乙方作室内装修及电器照明线路安装，为保护和延长厂房、宿舍等配套设施的使用寿命，乙方在装修和生产使用中，要爱护楼房，如因生产需要加建、扩建或改变某部分固定结构时，必须征得甲方及有关主管部门同意，在不影响每幢楼房的安全和使用寿命的前提下方可进行。乙方在生产过程中必须做好防污染、防尘及防噪音设施，并积极搞好四周围的环境卫生，做到不影响周边工厂生产和居民的日常生活。

四、甲乙双方签定租赁合同时，乙方一次性付 20 万元人民币给甲方作租赁厂房及宿舍的使用保证金。该保证金在合同期满后一次性退还给乙方。租金在每月 5 至 10 号前一次性缴交当月租金给甲方，不得拖欠。否则，按每天拖欠租金总额的 0.3% 处罚。

五、甲乙双方责任：

1、甲方负责安装 1 台 800KAV 变压器给乙方使用，安装费用由甲、乙双方共同出资。电房外面至厂房、宿舍的线路、电器安装由乙方自理。甲方负责安装一台二吨人货电梯，其中一台由乙方负责。

2、甲方负责安装好厂房、宿舍的消防系统，以领到消防合格证为准。

3、甲方负责将 2 寸水管安装到乙方的厂房，水表以外的安

装费用由乙方自理。

4、变压器、水电、消防、电梯等安装费用由乙方暂借给甲方800000元（免息）。日后在2008年3月1日开始在每月租金中扣除50000元，直至扣完为止。变压器、水电、消防、电梯等维修费用由乙方负责。

5、水费、电费由乙方负责定期缴交给有关部门。如因乙方扩大生产，水、电需扩大增容的费用由乙方自理。

六、乙方从招收员工之日起，按在厂实际人数每人每月缴交15元人民币给村委会作治安经费（治安经费收取人数按在厂实际人数80%收取，由村委会派员到企业核定为准）。治安经费每年在11月30日前交付给村委会。垃圾清运费视乙方产生的生活垃圾量而每年核定收费标准，现第一年暂定每月收取600元人民币，并按季度缴交。如办理“三来一补”企业，则按市、镇人民政府的有关规定协定企业的每年承包款（按双方协定数额和方式缴交）。企业协作费每年11月底一次性付给甲方，不得拖欠。

七、甲方要积极协助乙方办理一切合法证照（如营业执照、环保合格证等），但办证需乙方提供有关资料和真实有效证件。办理证照所需的费用由乙方支付。甲方委派一名工作人员担任乙方工厂的管理人员，甲方必须积极维护乙方的合法经营，积极搞好厂外的社会治安防范工作。

八、双方在租用期内不得随意违约。如甲、乙双方其中有一

方违约，违约方必须提前三个月知会对方，并要补偿1个月租金给对方。如乙方违约，其所在甲乙双方共同出资的变压器和电梯及空地上搭建的所有建筑物归甲方所有，不能拆除。在租赁期内乙方确需将厂房转租给其他商人使用，要先知会甲方，并征得甲方同意在不影响甲方经济收入前提下方可转租。

九、租用期届满，在同等条件下乙方拥有优先租用权，租赁条件由双方另行商定。本协议书如有不详之处，由双方共同协商签定补充协议，补充协议具有同等法律效力。

十、本协议一式三份，甲乙双方各执一份，矮岭冚村委会执一份。双方法定代表签字盖章即生效。

甲方：大岭山矮岭冚村委会第十经济合作社

法定代表签字：叶福轩

乙方：东莞新川塑胶制品有限公司

法定代表签字：C.Y. Tan

见证方：大岭山矮岭冚村委会

代表签字：

签署日期：2007 年 08 月 30 日